FOR IMMEDIATE RELEASE

VOXX INTERNATIONAL CORPORATION SIGNS DEFINITIVE AGREEMENT TO ACQUIRE THE ASSETS AND A CONTROLLING INTEREST OF BIOMETRIC LEADER EYELOCK

Hauppauge, NY, August 19, 2015 - VOXX International Corporation (Nasdaq: VOXX) today announced that it has entered into a Definitive Agreement to purchase the assets, inclusive of all intellectual property, of iris authentication market leader EyeLock through an acquiring entity. Upon consummation of the transaction, VOXX will have a controlling interest in the acquiring entity. The closing of the transaction is subject to completion of due diligence. Expanding on its existing supply chain and distribution relationship with EyeLock, VOXX will play a larger role in the distribution and sale of EyeLock’s suite of products with an increased focus on enterprise and access control business lines.

EyeLock was founded in 2006 and provides market leading iris authentication solutions for global access control and logical access control environments. EyeLock has developed a portfolio of biometric solutions based on iris authentication with more than 70 patents and patents pending. EyeLock’s technology provides an unprecedented level of convenience and security with biometric accuracy, making it the most proven way to authenticate one’s identity aside from DNA. The Company’s advances and miniaturization in iris authentication have made it possible to incorporate this highly secure technology across a broad array of consumer and enterprise oriented IoT (Internet of Things) end-points at scale, without compromising accuracy or ease-of-use.

EyeLock has a comprehensive slate of go-to-market partners for both physical and logical access control business lines. The physical access control market continues to expand at an accelerated rate with market demand from enterprises seeking to improve physical security. The Company’s products and solutions are available through an extensive network of leading security integrators and value-added resellers. At the same time, logical access control infrastructures are experiencing a crisis level of password and network breaches, punctuating the need to move away from password and existing security protocols. EyeLock’s logical access control solutions are available for license, and embed across the vast spectrum of the IoT.

“There is no question that people will all be authenticated using biometrics in the near future,” said Pat Lavelle, President and CEO of VOXX. “Market growth has been staggering and is expected to increase to over $20 billion within the next five years, according to various industry reports. Cyber security threats and continued attacks are costing corporations billions of dollars. Moreover, with more sharing of information between networks and portable devices, there is a pressing need for more secure authentication. The Internet of Things has become a driving force in new identity and access management, with biometrics emerging as a primary industry solution. Additionally, there are billions of dollars spent in securing infrastructures and perimeters with biometrics. EyeLock is well positioned to benefit from these positive market conditions.”

“In EyeLock, we believe they have the fastest, most secure and reliable biometric authentication solutions in the industry. Their intellectual property continues to expand, with broad applications across vertical markets that address consumer and enterprise needs for authenticating identities and securing critical infrastructure. In this transaction, we not only increase our equity stake, we also expand our market reach and will work with the EyeLock team to bring their iris-authentication solutions to a larger global customer base. While we know it will take time, we are confident in the potential this investment will bring to our Company and our shareholders,” added Mr. Lavelle.

"Voxx has a strong reputation and deep relationships that will prove invaluable in helping EyeLock catapult to the next level,” said Jim Demitrieus, CEO of EyeLock.  “The transaction provides EyeLock with the leverage and stability we need to accelerate and continue providing market leading solutions to the IoT and access control sectors.  We look forward to working closely with VOXX to expand our global reach and licensee and partnership base.”

The Definitive Agreement has been approved by EyeLock’s Board of Directors and shareholders. When completed, EyeLock’s financial results will be included in VOXX International’s Consumer Accessories segment. Consistent with VOXX’s prior acquisitions, EyeLock’s management team will remain in place and the Company will retain the EyeLock name.

About EyeLock, Inc.
EyeLock is a leader in iris authentication, providing the highest level of security with EyeLock ID technology.  The Company’s proprietary, embeddable technology enables the convenient and secure authentication of individuals across physical and logical environments. EyeLock’s solutions have been integrated across consumer and enterprise products and platforms, eliminating the need for PINs and passwords. myris™, the first consumer accessible iris authentication device, is available at more than 1,000 retail locations across the U.S., including Best Buy, Staples, Fry’s, TigerDirect, ABC Warehouse, and at eyelock.com.  No two irises are alike, and outside DNA - the iris is the most accurate human identifier. Corporations across the Fortune 500 recognize the level of security EyeLock provides due in part to its false accept rate, ease of use and scalability. As a sponsor member of the Fast IDentity Online Alliance (FIDO), a non-profit organization dedicated to creating a safer and more secure digital presence for consumers, EyeLock is dedicated to advancing digital privacy and next generation security.

About VOXX International Corporation
VOXX International Corporation (NASDAQ:VOXX) has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, as well as premium high-end audio.  Today, VOXX International Corporation has an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world’s leading automotive manufacturers.  The Company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which now comprises over 30 trusted brands. Among the key domestic brands are Klipsch®, RCA®, Jensen®, Audiovox®, Acoustic Research®, Terk®, Advent®, 808®, Code Alarm®, Invision® and Prestige®. International brands include Hirschmann Car Communication®, Klipsch®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach® and Incaar™.  For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations and concerns regarding the European debt crisis; restrictive debt covenants; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2015.

VOXX International Corporation: Investor Relations
Glenn Wiener, President and CEO
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com